Exhibit 23.1

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of ARC Group, Inc. (the “Company”), Registration No. 333-176383, of our report dated March 30, 2015, relating to the Company’s financial statements appearing in Form 10-K for each of the years ended December 28, 2014 and December 29, 2013.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
March 30, 2015